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                                                     EXHIBIT 11

                                        Statement Re:  Computation of Per Share Earnings





                                               Three Months Ended          Six Months Ended
                                                      June                        June
                                               1998         1997           1998         1997
                                            __________   __________     __________   __________

Basic:
    Average shares outstanding:              1,767,064    1,765,569      1,767,064    1,764,932

    Net effect of the assumed exercise
    of stock options-based on the
    treasury stock method using
    average stock prices                             0        1,616              0        2,155
                                            __________   __________     __________   __________
             Total                           1,767,064    1,767,185      1,767,064    1,767,087
                                            ==========   ==========     ==========   ==========
Net income                                  $  588,798   $  667,045     $1,139,572   $1,249,435
                                            ==========   ==========     ==========   ==========
Net income per share                        $     0.33   $     0.38     $     0.64   $     0.71
                                            ==========   ==========     ==========   ==========




Diluted:
    Average shares outstanding:              1,767,064    1,765,569      1,767,064    1,764,932

    Net effect of the assumed exercise
    of stock options based on the
    treasury stock method using
    average market  price or period
    end market price, whichever is higher        2,212        1,616          1,981        2,176
                                            __________   __________     __________   __________
             Total                           1,769,276    1,767,185      1,769,045    1,767,108
                                            ==========   ==========     ==========   ==========
Net income                                  $  588,798   $  667,045     $1,139,572   $1,249,435
                                            ==========   ==========     ==========   ==========
Net income per share                        $     0.33   $     0.38     $     0.64   $     0.71
                                            ==========   ==========     ==========   ==========

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